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                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                     BY-LAWS

                                    ARTICLE 1

                                     OFFICES

                    Section 1.01. REGISTERED OFFICE. The registered office of the corporation shall be in the city of Wilmington, County of New Castle, State of Delaware.

                    Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

                    Section 2.01. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                    Section 2.02. ANNUAL MEETING. Annual meetings of stockholders shall be held in each year on such date and at such time as shall be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each annual meeting the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                    Section 2.03. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

                    Section 2.04. STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

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The list shall also be produced and kept at the time and place of the meeting during the whole time therof, and may be inspected by any stockholder who is present.

                    Section 2.05. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of the holders of a majority of the outstanding stock.

                    Section 2.06. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                    Section 2.07. LIMITATION ON BUSINESS AT SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                    Section 2.08 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                    Section 2.09. VOTE REQUIRED FOR ACTION. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                    Section 2.10. VOTING - PROXY. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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                    Section 2.11. WRITTEN CONSENT IN LIEU OF VOTE. Any action
required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all shares of outstanding stock entitled to vote thereon at a meeting.

                                    ARTICLE 3

                                    DIRECTORS

                    Section 3.01. NUMBER AND QUALIFICATIONS OF DIRECTORS. The number of directors which shall constitute the whole board shall not be less than three. The first board shall consist of five directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Subject to such transition rules as may be adopted by the board of directors, except for any person who is an employee of the corporation or its affiliates, no person shall be eligible to stand for election or re-election as a director of the corporation if that person has reached the age of 70 years at the time of the election or re-election. Directors need not be stockholders.

                    Section 3.02. VACANCIES AND NEWLY CREATED DIRECTORSHIHPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

                    Section 3.03. POWERS OF DIRECTORS. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders, including, without limitation, the creation of one or more separate accounts and adoption of rules and regulations providing for the operation and management of any such separate account by a board, committee or other body selected as authorized by such rules and regulations and the provisions of the certificate of incorporation.

                    Section 3.04. PLACE OF MEETING. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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                    Section 3.05. REGULAR MEETINGS. Regular meetings of the
board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                    Section 3.06. SPECIAL MEETINGS. Special meetings of the board may be called by the president on three days' notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

                    Section 3.07. QUORUM. At all meetings of the board one-third of the whole number of directors as last fixed prior to such meeting, but in any event not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    Section 3.08. WRITTEN CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                    Section 3.09. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

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                    Section 3.10. COMMITTEE MINUTES AND REPORTS. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                    Section 3.11. COMPENSATION. The compensation of the members of the board of directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 4

                                     NOTICES

                    Section 4.01. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail. Notice to directors may also be given by telegram or telephone.

                    Section 4.02. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 5

                                    OFFICERS

                    Section 5.01. PRINCIPAL AND OTHER OFFICERS. The officers of the corporation shall include a president, a secretary and a treasurer. The board of directors may also appoint a chairman, one or more vice-presidents, and such other officers as are from time to time desired. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                    Section 5.02. TIME AND MANNER OF SELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary, a treasurer and such other officers as it shall deem necessary.

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                    Section 5.03. COMPENSATION. The remuneration of all officers of the corporation shall be fixed by the board of directors.

                    Section 5.04. TERM OF OFFICE - VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                    Section 5.05. THE CHAIRMAN. The chairman, if one be appointed, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    Section 5.06. THE PRESIDENT. The president shall be the chief executive officer of the corporation, and if there is no chairman, or in the absence of the chairman, or at the chairman's request, the president shall preside at all meetings of the stockholders and of the board of directors, shall have general management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                    Section 5.07. THE VICE-PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    Section 5.08. THE SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                    Section 5.09. TREASURER. The treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the

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corporation, and shall pursuant to the direction of the board of directors or of the president, under whose supervision he shall be, control the deposit of moneys, the safekeeping of securities and the disbursement of the funds of the corporation; he shall render to the president, or the board of directors at the regular meetings thereof, or whenever required of him, an account of all his transactions as treasurer and of the financial condition of the corporation; and he shall perform such other duties as may from time to time be prescribed by the board of directors or the president.

                    Section 5.10. OTHER OFFICERS. Officers other than the president, secretary and treasurer, shall perform such duties as may be assigned to them by the board of directors.

                                    ARTICLE 6

                                      STOCK

                    Section 6.01. STOCK CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or the secretary of the corporation, certifying the number of shares owned by him in the corporation.

                    Section 6.02. FACSIMILE SIGNATURE. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    Section 6.03. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                    Section 6.04 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it

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shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                    Section 6.05. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a stockholders' meeting, nor more than sixty days prior to the distribution of such rights, the exercise of such rights or the taking of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                    Section 6.06. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the record holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, whether or not the corporation shall have either actual or constructive notice thereof.

                                    ARTICLE 7

                               GENERAL PROVISIONS

                    Section 7.01. DIVIDENDS. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting out of any funds legally available therefor. Cash dividends may be paid out of that part of the corporation's available and accumulated surplus funds which was derived from realized net operating profits of its business and realized capital gains. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less than previously contributed or paid in surplus. Stock dividends may be paid out of any available surplus funds.

                    Section 7.02. EXECUTION OF INSTRUMENTS. Except as otherwise provided in these by-laws, all deeds, mortgages, bonds, contracts, policies, reports and other instruments may be executed on behalf of the company by the president or any vice-president or by any other officer authorized to act in such manner, whether by law, the certificate of incorporation, these by-laws, or any general or special authorization of the board of directors. The corporate seal may be affixed and attested by the secretary or any other officer authorized by the board of directors.

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                    Section 7.03. FACSIMILE SIGNATURES. Any policy, insurance
contract, annuity contract, contract of deposit, premium receipt, dividend notice or endorsement or amendment of any such instrument may be signed by means of an engraved, lithographed or otherwise mechanically produced facsimile of the signature of the president, secretary or other person or persons as may be designated for this purpose by resolution of the board of directors, and the execution by the corporation of any such instrument so signed shall be as valid and binding upon the corporation as though manual signatures of the authorized officers had been used in the signing thereof. If any officer whose facsimile signature has been used as above provided has ceased to hold office prior to the delivery of the instrument, the instrument may nevertheless be issued and delivered by the corporation and shall be valid and binding on the corporation.

                    Section 7.04. DISBURSEMENT OF FUNDS. All checks, drafts or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                    Section 7.05. VOTING STOCK IN OTHER CORPORATIONS. Unless otherwise ordered by the board of directors, the chairman, the president, or any vice-president shall have full power and authority to attend and act and vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and the chairman, the president, or any vice-president of the corporation may execute proxies authorizing designated persons to vote shares of stock of other corporations standing in the name of this corporation.

                    Section 7.06. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

                    Section 7.07. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE 8

                                 INDEMNIFICATION

                    Section 8.01(a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or

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proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

                    (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)
(2) hereof.

                    (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the corporation:
(1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

                    (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit, or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

                    (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or

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application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                    (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE 9

                                   AMENDMENTS

                    Section 9.01. These by-laws may be altered, amended or repealed or new by-laws be adopted by the stockholders at any meeting of the stockholders.




Adopted January 23, 1970
Amended April 12, 1985 (Sec. 3.01)
Amended October 28, 1999, Effective January 1, 2000 (Sec. 3.01)